EXHIBIT 10.24

HURON CONSULTING GROUP INC.
EXECUTIVE OFFICERS’ COMPENSATION FOR 2005 AND 2006
SUMMARY SHEET

Name	Position	Year	Base Salary		Bonus [1] [2]
Gary E. Holdren	Chairman of the Board, Chief Executive Officer and President	2005 2006	$ $	800,000 800,000	$ $	925,000 850,000
Daniel P. Broadhurst	Vice President of Operations and Assistant Secretary	2005 2006	$ $	485,000 485,000	$ $	315,000 260,000
Gary L. Burge	Vice President, Chief Financial Officer, and Treasurer	2005 2006	$ $	275,000 325,000	$ $	250,000 200,000
Natalia Delgado	Vice President, General Counsel and Corporate Secretary	2005 2006	$ $	300,000 300,000	$ $	150,000 150,000
Mary M. Sawall	Vice President, Human Resources	2005 2006	$ $	275,000 275,000	$ $	225,000 150,000

1  Bonuses are performance-based and there is no stated maximum. 2005 bonuses were paid during the first quarter of 2006. 2006 bonuses are based on targets and actual amounts paid may be greater or smaller.

2  During 2005, Messrs. Holdren and Broadhurst were paid guaranteed bonuses in the amount of $42,000 and $27,000, respectively. After 2005, none of the aforementioned executive officers will receive a guaranteed minimum bonus.